Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (No. 333-260254 and 333-263775) on Form S-1 and the Registration Statements (No. 333-261360 and 333-266119) on Form S-8 of MoneyLion Inc. of our report dated March 16, 2023, relating to the consolidated financial statements of MoneyLion Inc., appearing in this Annual Report on Form 10-K of MoneyLion Inc. for the year ended December 31, 2022.

/s/ RSM US LLP

Austin, Texas

March 16, 2023